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
[LOGO] Thrivent Financial for Lutherans(R)

       4321 N. Ballard Road, Appleton, WI 54919-0001                                                    Variable Annuity Application
       800-THRIVENT (800-847-4836) . www.thrivent.com

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Section 1 - Proposed Annuitant (Member, unless indicated otherwise)
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Name (print title, first, middle, last name, and suffix, as applicable)

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Social Security number   Date of birth (mm/dd/yyyy)   Sex   Residence state

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Section 2 - Proposed Joint Annuitant (Member, unless indicated otherwise)
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Name (print title, first, middle, last name, and suffix, as applicable)

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Social Security number   Date of birth (mm/dd/yyyy)   Sex   Residence state

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Section 3 - Proposed Applicant Controller
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Name (print title, first, middle, last name, and suffix, as applicable)

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Social Security number   Date of birth (mm/dd/yyyy)   Sex   Residence state   Relationship to annuitant

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Section 4 - Third Party Ownership (Complete only if the owner is someone other than the annuitant(s).
                                   Must also complete a Third Party Owner Application Supplement.)
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Reason for Third Party Ownership (e.g., estate clearance, retain control, business purposes)

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Type of owner:
[ ] Individual   [ ] Multiple individuals
[ ] Trust - The trust must be for the benefit, direct or indirect, of the member, member's family or dependent(s).
[ ] Other -
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Section 5 - Replacement
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Yes    No If 'Yes' to any question in this section, complete the replacement form if required by the state. In addition, if 'Yes' to questions 2 or 3 and you are replacing a life insurance policy, complete Thrivent Financial's replacement evaluation form.
[ ]   [ ] 1.   Does any proposed applicant have one or more existing life insurance policies or annuity contracts with Thrivent
               Financial or another insurance company?
[ ]   [ ] 2.   Is the contract intended to replace any part of, or all of, another company's life insurance policy or annuity contract?
               If 'Yes', is this a 1035 exchange? [ ] Yes   [ ] No
[ ]   [ ] 3.   Is the contract intended to replace any part of, or all of, a Thrivent Financial's or subsidiary of Thrivent
               Financial's life insurance policy or annuity contract?
               If 'Yes', is this a 1035 exchange? [ ] Yes   [ ] No
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23453 N5-05                             1                              Rev. 5-05

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
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Section 6 - Flexible Premium Deferred Variable Annuity - Product Information
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Plan Type:
[ ] Regular Annuity - Non-qualified  [ ] Roth IRA - Transfer/Conversion   [ ] TSA - Employee
[ ] IRA                              [ ] Roth IRA - Regular Rollover      [ ] TSA - Employer
[ ] IRA - Regular Rollover           [ ] Money Purchase                   [ ] TSA - Employee Transfer/Direct Rollover
[ ] IRA - Transfer/Direct Rollover   [ ] Profit Sharing                   [ ] TSA - Employer Transfer/Direct Rollover
[ ] Roth IRA                         [ ] SIMPLE - IRA                     [ ] SEP
                                     [ ] Other -
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Optional Death Benefits

Basic Death Benefit is included in the contract. In addition, I elect the following optional death benefit(s):
Yes    No
[ ]   [ ] Maximum Anniversary Death Benefit

[ ]   [ ] Premium Accumulation Death Benefit

[ ]   [ ] Earnings Addition Death Benefit
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Optional Living Benefits

Yes    No
[ ]   [ ] 7 Year Return Protection Allocation

[ ]   [ ] 10 Year Return Protection Allocation
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Section 7 - Premium/Billing Information
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Total initial premium: $                         [ ] No premium with application
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Frequency: [ ] Annual   [ ] Semiannual   [ ] Quarterly   [ ] Monthly   [ ] No bill
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First tax year                                               Second tax year
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Amount                            Tax year                   Amount                                      Tax year
$                                                            $
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Section 8 - Special Requests
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23453 N5-05                             2

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Section 9 - Beneficiary Designation
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List full name, relationship to member/payee, address, and Social Security number for each beneficiary.

Primary:
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First Contingent:
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Second Contingent:
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Payment Provisions:

Under the terms of the contract, if this contract has joint annuitants who are also joint owners, then each annuitant will be the other annuitant's sole primary beneficiary. Therefore, if there are joint annuitants who are also joint owners, we will pay the death proceeds to the primary and contingent beneficiaries listed on this beneficiary designation only when there is no surviving
Annuitant.

If any beneficiary dies at the same time as the insured/annuitant, or within 15 days after the insured/annuitant dies and before the death proceeds are paid, we will pay the death proceeds as though that beneficiary died before the insured/annuitant.

If two or more persons are named as primary beneficiaries, the death proceeds will be paid equally to the survivors or survivor, unless otherwise directed. The same shall be true for contingent beneficiaries if no primary beneficiaries survive.

When a trust is designated beneficiary, we shall not be obliged to inquire into the terms of any trust. Payment to the trust shall fully discharge us from all liability.

The words "children," "issue," "grandchildren" and "children of a deceased child" shall include adopted children, adopted grandchildren, and adopted children of a deceased child unless otherwise specified.

Beneficiary designations which include the terms "or" or "and/or" will be administered as if the conjunction "and" was used.
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23453 N5-05                             3

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
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Section 10 - Agreement and Signatures
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I understand and agree that:

1.   I have read (or have had read to me) the statements and answers recorded on this Variable Annuity Application. To the best of my knowledge and belief, they are true, complete and correctly recorded and shall be a basis of any contract issued. My signature applies to all sections and statements on this Variable Annuity Application.

2.   This application will become part of the variable annuity contract.

3.   No change in this application shall be made without my written consent.

4.   No representative of Thrivent Financial is authorized to change or waive any terms of this agreement or to make any promises or representations other than those contained in this agreement.

5.   Under the annuity contract applied for, the Accumulated Value and Death Proceeds may increase or decrease daily based on the investment experience of the Variable Account; and the annuity payments, when based on the investment experience of the
     Variable Account, are variable and are not guaranteed as to minimum dollar amount.

6.   I have received a current variable annuity prospectus. I understand the provisions of the prospectus and agree to its terms.

7.   The date of this application is the later of the following dates:
     a) The date shown on this Variable Annuity Application.
     b) The date shown on any required supplemental application forms.

8.   The annuity date will be the maximum allowed by law unless stated otherwise.

9.   The amount of any surrender from a Fixed Period Allocation prior to the end of the period may be increased or decreased by a
     Market Value Adjustment. Death Proceeds are not subject to a Market Value Adjustment.

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                                                           Signed at city and state

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Signature of proposed annuitant (applicant controller      Signature of proposed joint annuitant and
if under age 16) and date signed (mm/dd/yyyy)              date signed (mm/dd/yyyy)


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Signature of owner and date signed (mm/dd/yyyy)            Signature of owner and date signed (mm/dd/yyyy)


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Signature of owner and date signed (mm/dd/yyyy)            Signature of owner and date signed (mm/dd/yyyy)


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Signature of owner and date signed (mm/dd/yyyy)


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I certify that I have asked all questions and recorded all answers as they were given to me and reviewed these with the proposed annuitant(s)/owner(s). To the best of my knowledge, the contract applied for [ ] is [ ] is not intended to replace any part of, or all of, another life insurance policy or annuity contract.
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Signature of representative and date signed (mm/dd/yyyy)   Print name and code number


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23453 N5-05                             4